Exhibit 4.2

Amended and Restated
Indemnification Collateral Account Security
and Control Agreement
among
MetLife, Inc.,
as Secured Party
ALICO Holdings LLC,
as Pledgor
Deutsche Bank Trust Company Americas,
as Securities Intermediary and Pledge Collateral Agent
Deutsche Bank Trust Company Americas,
as Stock Purchase Contract Agent
and
American International Group, Inc.
Dated as of March 8, 2011

i

ii

     This Amended and Restated Indemnification Collateral Account Security and Control Agreement, dated as of March 8, 2011 (the “Agreement”), by and among MetLife, Inc., a Delaware corporation, as secured party for its own benefit and for the benefit of all other Acquiror Indemnified Parties (as defined in the Amended Stock Purchase Agreement referred to below) (“Secured Party”), ALICO Holdings LLC, a Delaware limited liability company (“Pledgor”), Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as securities intermediary hereunder (“Securities Intermediary”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as pledge collateral agent hereunder (“Pledge Collateral Agent”), for certain limited purposes, Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as Stock Purchase Contract Agent (“Stock Purchase Contract Agent”) under the Pledge Agreement described below, and, for certain limited purposes, American International Group, Inc., a Delaware corporation (“AIG”).
W i t n e s s e t h:
     Whereas, Secured Party, AIG, and Pledgor have entered into a Stock Purchase Agreement, dated as of March 7, 2010 (as the same may be amended from time to time, the “Stock Purchase Agreement”), containing provisions in Article XI thereof for the indemnification of Secured Party and the other Acquiror Indemnified Parties (Article XI thereof, other than the provisions in Section 11.03 thereof, being referred to as the “Indemnification Provisions”);
     Whereas, pursuant to the Stock Purchase Agreement, Secured Party, AIG, Pledgor and certain other parties named therein have entered into the Ancillary Agreements (as defined below), in furtherance of the agreements and arrangements contemplated in the Stock Purchase Agreement;
     Whereas, pursuant to the Investor Rights Agreement, dated as of November 1, 2010 (as the same may be amended from time to time, the “Investor Rights Agreement”), by and among Secured Party, AIG and Pledgor, Secured Party has granted to Pledgor certain rights relating to the registration of the Subject Securities (as defined therein) and set forth certain agreements with respect to Pledgor’s ownership of the Securities (as defined therein) and Subject Securities;
     Whereas, Secured Party, AIG, and Pledgor have entered into the Coordination Agreement, dated as of March 1, 2011 (as the same may be amended from time to time, the “Coordination Agreement”), which, among other things, (i) amends certain indemnification provisions of the Stock Purchase Agreement (the Stock Purchase Agreement, as amended by the Coordination Agreement, the “Amended Stock Purchase Agreement”) and (ii) provides for a limited waiver of the requirements and restrictions relating to the Subject Securities under the Investor Rights Agreement (as amended, the “Amended Investor Rights Agreement”) solely in connection with the AIG Public Offerings (as defined therein);
     Whereas, Secured Party and Deutsche Bank Trust Company Americas, a New York banking corporation, as Stock Purchase Contract Agent, acting on behalf of all holders of Common Equity Units (as defined below), including Pledgor, and Securities Intermediary in its capacity as Collateral Agent (in such capacity, “Collateral Agent”), have entered into a Pledge Agreement, dated as of November 1, 2010 (as the same may by amended from time to time, the

“Pledge Agreement”), in connection with the issuance of Common Equity Units to Pledgor as part of the consideration paid to Pledgor by Secured Party pursuant to the Stock Purchase Agreement;
     Whereas, pursuant to the Stock Purchase Agreement, Secured Party, AIG and Pledgor have entered into an Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010 (the “Indemnification Control Agreement”), whereby Securities Intermediary and Pledge Collateral Agent act on behalf of Secured Party and Pledgor in respect of Indemnification Collateral (as defined below) and Pledge Collateral (as defined below) delivered to Securities Intermediary and Pledge Collateral Agent, respectively, by Pledgor for the benefit of Secured Party (both for its own benefit and the benefit of the other Acquiror Indemnified Parties), subject to the terms thereof;
     Whereas, pursuant to this Agreement, Pledgor pledges to Secured Party, for the benefit of Secured Party and the other Acquiror Indemnified Parties, the Indemnification Collateral and the Pledge Collateral in order to secure the payment of Pledgor’s obligations to Secured Party and the other Acquiror Indemnified Parties under the Indemnification Provisions, this Agreement, and the Ancillary Agreements;
     Whereas, Secured Party, Pledgor, Securities Intermediary, Pledge Collateral Agent, Stock Purchase Contract Agent and AIG desire to amend and restate the Indemnification Control Agreement in its entirety;
     Now, Therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.1 Certain Terms Defined; Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article I shall have the meanings assigned to them in this Article I and, where the context requires, include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
     (c) the terms “bank,” “chattel paper,” “deposit account,” “entitlement holder,” “entitlement order,” “financial asset,” “general intangible,” “investment property,” “payment intangible,” “proceeds,” “security,” “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC (as defined below);
     (d) Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation; and

     (e) the following terms have the meanings given to them in this Section 1.1(e):
     “Acquiror Indemnified Parties” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “AIG” shall have the meaning set forth in the Preamble hereto.
     “AIG Equity Unit Public Offering” shall have the meaning set forth in the Coordination Agreement.
     “Amended Investor Rights Agreement” shall have the meaning set forth in the Recitals hereto.
     “Amended Stock Purchase Agreement” shall have the meaning set forth in the Recitals hereto.
     “Ancillary Agreements” shall mean the Transition Services Agreement, the Amended Investor Rights Agreement and the Special Asset Protection Agreement.
     “Authorized Person” shall mean any person, whether or not an officer or employee of a Secured Party or Pledgor, duly authorized by a Secured Party or Pledgor, respectively, to give Written Instructions on behalf of a Secured Party or Pledgor, respectively; each such person to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.
     “Business Day” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Closing Date” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Code” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Collateral” shall have the meaning set forth in the Pledge Agreement.
     “Collateral Agent” shall have the meaning set forth in the Recitals hereto.
     “Common Equity Units” shall have the meaning set forth in the Stock Purchase Contract Agreement.
     “Common Stock” shall mean the common stock, par value $0.01 per share, of Secured Party.
     “Coordination Agreement” shall have the meaning set forth in the Recitals hereto.
     “Deposit Account” shall mean the non-interest bearing Federal Deposit Insurance Corporation guaranteed deposit account (Account No. S54232.8) designated “MetLife, Inc., Indemnification Coll A/C” (as the same may be redesignated, renumbered or otherwise modified) established and maintained by the Securities Intermediary as a bank in connection with the securities account.]
     “Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company, Euroclear Bank S.A./N.V., Clearstream Banking, société anonyme, and any depository, book-entry system or clearing agency (and their respective successors and assigns) authorized to act as a securities depository or clearing agency, pursuant to applicable law and identified to Pledgor from time to time.
     “Eligible Collateral” shall have the meaning set forth in the Indemnification Provisions.
     “Equity Units Net Proceeds” shall mean any Net Proceeds from the AIG Equity Unit Public Offering
     “Excess Collateral Amount” shall have the meaning set forth in Section 4.2 hereof.
     “Fair Value” shall have the meaning set forth in Section 11.05 of the Amended Stock Purchase Agreement.
     “Includible Amounts” shall have the meaning set forth in Section 2.7 hereof.
     “Indemnification Collateral” shall mean all of Pledgor’s right, title and interest, now or hereafter existing, in and to the Indemnification Collateral Account (including the Deposit Account), the Initial Collateral, the Pledge Collateral, all investment property, financial assets and securities entitlements credited or required or agreed to be credited to the securities account constituting part of the Indemnification Collateral Account, any and all funds credited to the Deposit Account constituting part of the Indemnification Collateral Account, all dividends, interest, cash, securities, instruments (as defined in Article 9 of the UCC), general and payment intangibles (each as defined in Article 9 of the UCC), account (as defined in Article 9 of the UCC), security entitlements, investment property and other financial assets at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for, or as a renewal of, or reinvestment for, or substitution of, amounts or property in the Indemnification Collateral Account, all rights, powers, remedies and privileges of Pledgor under or with respect to the Indemnification Collateral Account or any of the foregoing and under or with respect to the Stock Purchase Contract Agreement, all deposit accounts, general and payment intangibles (each as defined in Article 9 of the UCC), accounts (as defined in Article 9 of the UCC) and chattel paper related to or associated with any of the foregoing, and all proceeds and returns of and from any of the foregoing.
     “Indemnification Collateral Account” shall mean the securities account (Account No. S54232.6) established and maintained by Securities Intermediary and designated “MetLife, Inc., Indemnification Coll A/C” (as the same may be redesignated, renumbered or otherwise modified), and the Deposit Account.
     “Indemnification Instruction, Waiver and Acknowledgment” means the Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment, dated March 2, 2011, among Secured Party, Pledgor, Securities Intermediary, Pledge Collateral Agent, Stock Purchase Contract Agent and AIG, and delivered to the Securities Intermediary in accordance with Section 6.6(a) of the Coordination Agreement, which waived certain provisions of this Agreement in order to permit the release of Common Equity Units and the substitution of cash therefor and specify the amounts thereof, all as set forth in Section 6.6(b) and Section 6.6(g) of the Coordination Agreement.

     “Indemnification Provisions” shall have the meaning set forth in the Recitals hereto.
     “Initial Collateral” shall mean Eligible Collateral required by the Indemnification Provisions to be credited to the Indemnification Collateral Account on the Closing Date, the particular composition of such Eligible Collateral for these purposes to be determined pursuant to the Amended Stock Purchase Agreement.
     “Investment Guidelines” shall mean the investment guidelines set forth as Schedule II hereto.
     “Investor Rights Agreement” shall have the meaning set forth in the Recitals hereto.
     “Liquidation Cash Proceeds” shall have the meaning set forth in Section 2.9 hereof.
     “Law” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Losses” shall have the meaning set forth in Section 5.1 hereof.
     “Managing Underwriter” means Goldman, Sachs & Co., as an underwriter in connection with the AIG Equity Unit Public Offering.
     “Net Proceeds” shall mean, with respect to any offer of securities, the aggregate proceeds received by the applicable offeror, less underwriting discounts and commissions to be paid to the underwriter(s) in connection with the applicable offering.
     “Notice of Enforcement” shall mean a notice pursuant to Section 2.9 hereof that a Secured Party is enforcing its rights against all or any portion of the Indemnification Collateral.
     “Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent) of Pledgor to Secured Party and the other Acquiror Indemnified Parties under this Agreement, the Indemnification Provisions and the Ancillary Agreements.
     “Permitted Investments” shall mean any of the investments in which any cash, from time to time, contained in the Indemnification Collateral Account and forming part of the Indemnification Collateral, is invested by the Securities Intermediary in accordance with the Investment Guidelines.

     “Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
     “Pledge Agreement” shall have the meaning set forth in the Recitals hereto.
     “Pledge Collateral” shall mean all Pledgor’s right, title and interest, now or hereafter existing, in and to the Collateral that is credited, or required under this Agreement and the Pledge Agreement to be credited, to (or that is otherwise related to) the Pledge Collateral Accounts established under the Pledge Agreement, all dividends, interest, cash, securities, instruments (as defined in Article 9 of the UCC), security entitlements, investment property and other financial assets at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for, or as a renewal of, or reinvestment for, or substitution of, amounts or property in the Pledge Collateral Accounts, all rights, powers, remedies and privileges of Pledgor under or with respect to the Collateral, the Pledge Collateral Accounts or any of the foregoing, the Stock Purchase Contracts associated with the Common Equity Units from time to time credited or required to be credited to the Indemnification Collateral Account, all deposit accounts, general or payment intangibles, accounts (as defined in Article 9 of the UCC), instruments (as defined in Article 9 of the UCC) and chattel paper related to or associated with any of the foregoing, and all proceeds and returns of and from any of the foregoing.
     “Pledge Collateral Accounts” shall mean the Pledged Unit Subaccounts established under Section 11.11 of the Pledge Agreement to hold the Collateral that secures the performance of Pledgor (referred to as the “Initial Holder” in the Pledge Agreement) under the Stock Purchase Contracts that relate to and form part of the Common Equity Units constituting a portion of the Indemnification Collateral and under the Pledge Agreement.
     “Pledge Collateral Agent” shall have the meaning set forth in the Preamble hereto.
     “Pledgor” shall have the meaning set forth in the Preamble hereto.
     “Secured Party” shall have the meaning set forth in the Preamble hereto.
     “Securities Intermediary” shall have the meaning set forth in the Preamble hereto.
     “Special Asset Protection Agreement” shall mean the Special Asset Protection Agreement, dated as of November 1, 2010, by and among Secured Party, Pledgor, AIG and American Life Insurance Company, a Delaware-domiciled insurance company, as the same may be amended from time to time.
     “Stock Purchase Agreement” shall have the meaning set forth in the Recitals hereto.
     “Stock Purchase Contract” shall have the meaning set forth in the Stock Purchase Contract Agreement.

     “Stock Purchase Contract Agent” shall have the meaning set forth in the Preamble hereto.
     “Stock Purchase Contract Agreement” shall mean the Stock Purchase Contract Agreement, to be dated as of November 1, 2010, between Secured Party and Stock Purchase Contract Agent, as the same may be amended from time to time.
     “Tax” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Tax Authority” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Tax Law” shall have the meaning used in the Amended Stock Purchase Agreement.
     “Tax Returns” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Transition Services Agreement” shall mean the Transition Services Agreement, dated as of November 1, 2010, by and between Secured Party and AIG, as the same may be amended from time to time.
     “Treasury Security” has the meaning set forth in the Stock Purchase Contract Agreement.
     “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
     “Unpaid Obligation Amount” shall have the meaning set forth in Section 2.9 hereof.
     “Written Instructions” shall mean written communications received by Securities Intermediary or Pledge Collateral Agent via letter, facsimile transmission, or other method or system specified by Securities Intermediary or Pledge Collateral Agent, as the case may be, as available for use in connection with this Agreement.
ARTICLE II
Grant of Security Interests; Financing Statements
     SECTION 2.1 Grant of Security Interests. As security for the Obligations, Pledgor hereby pledges to Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties), and grants to Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) a security interest in, the Indemnification Collateral. For the protection of such security interest and pledge and as further security for the Obligations, Pledgor also pledges to Pledge Collateral Agent for the benefit of Secured Party, and grants to Pledge Collateral Agent for the benefit of Secured Party a security interest in, the Pledge Collateral.

     SECTION 2.2 Financing Statements. Pledgor agrees to take all actions which may be necessary or advisable under all applicable laws to perfect the security interests created and granted by this Agreement in favor of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) and Pledge Collateral Agent against Pledgor, to ensure that the security interest of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) in the Indemnification Collateral is a first priority lien, senior and prior in right of claim to any creditors claiming an interest in and to the Indemnification Collateral (except as provided below with respect to the Pledge Collateral), and to ensure that the security interest of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) in the Pledge Collateral granted to Pledge Collateral Agent for the benefit of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) pursuant to this Agreement for the purpose of securing the Obligations ranks pari passu with the security interest in the Pledge Collateral granted to Collateral Agent pursuant to the Pledge Agreement for the benefit of Secured Party. In furtherance thereof, Pledgor hereby authorizes the Secured Party to record and file with the appropriate filing office, at Pledgor’s own expense, UCC-1 financing statements (including any continuation statements with respect to such financing statements when applicable) with respect to the security interests in the Indemnification Collateral and the Pledge Collateral granted to Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) and Pledge Collateral Agent, respectively, pursuant to this Agreement, and Secured Party shall deliver a file-stamped copy of such financing statements or continuation statements to Pledgor. Secured Party hereby acknowledges on its own behalf and on behalf of the other Acquiror Indemnified Parties that portions of the Pledge Collateral are subject to the lien created under, and the rights in favor of the Collateral Agent granted by, the terms of the Pledge Agreement and agrees (i) not to exercise any of its remedies hereunder with respect to any Common Equity Unit that is not a Pledged Unit and (ii) not to take any action under this Agreement with respect to the Pledge Collateral relating to any Pledged Unit with respect to which its remedies hereunder are not being exercised.
     SECTION 2.3 Satisfaction of Obligation to Transfer Collateral. Pledgor will be required to deliver Indemnification Collateral as follows: (i) in the case of cash, payment or delivery to the Indemnification Collateral Account; (ii) in the case of certificated securities that cannot be delivered by book-entry, delivery in appropriate physical form to Securities Intermediary accompanied by duly executed instruments of transfer properly completed and executed in blank; (iii) in the case of securities that can be delivered in book-entry form, the giving of written instructions to the issuer or the appropriate securities intermediary sufficient if complied with to result in a legally effective transfer of the relevant interest to Securities Intermediary; and (iv) in the case of uncertificated securities that cannot be delivered in book-entry form, the giving of instructions to the issuer or its transfer agent sufficient if complied with to result in a legally effective transfer of the relevant interest to the Securities Intermediary. In the case of Pledge Collateral, Stock Purchase Contract Agent, Pledgor, Secured Party, Securities Intermediary and Pledge Collateral Agent agree to take such actions as may be necessary to ensure that the Pledge Collateral required to be credited to the Pledge Collateral Accounts under the Pledge Agreement is properly so credited in the manner required by the Pledge Agreement.
     SECTION 2.4 Name and Address of Pledgor. Pledgor represents that its exact legal name is ALICO Holdings LLC and that it is a Delaware limited liability company and its mailing address is: ALICO Holdings LLC, c/o American International Group, Inc., 80 Pine Street, New York, New York 10005. Pledgor covenants with Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) as follows:
          (i) without providing at least ten (10) days’ prior written notice to Secured Party (or such shorter period as may be agreed at any time by Secured Party in writing), it will not change its name or its mailing address, and
          (ii) without the prior written consent of Secured Party, not to be unreasonably withheld, it will not change its type of organization, jurisdiction of organization or other legal structure.
     SECTION 2.5 Secured Party and Pledge Collateral Agent May Perform. If Pledgor fails to perform any of its obligations under this Agreement, Secured Party may itself perform, or cause performance of, such obligations with respect to the Indemnification Collateral, and Pledge Collateral Agent, pursuant to instructions from Secured Party, may itself perform, or cause performance of, such obligations with respect to the Pledge Collateral, and the expense of Secured Party or Pledge Collateral Agent incurred in connection with such performance shall be payable by Pledgor.
     SECTION 2.6 Secured Party and Pledge Collateral Agent Appointed Attorneys-in-Fact. Pledgor hereby irrevocably constitutes and appoints Secured Party, Pledge Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Pledgor or in Secured Party’s or Pledge Collateral Agent’s own name (but for the benefit of Secured Party and the other Acquiror Indemnified Parties), for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement, including, without limitation, taking any action which may be necessary in any applicable jurisdiction to perfect and to maintain the perfection and priority of Secured Party’s interest in the Indemnification Collateral Account and the Indemnification Collateral and Pledge Collateral Agent’s security interest (for the benefit of Secured Party and the other Acquiror Indemnified Parties) in the Pledge Collateral and the Pledge Collateral Accounts, including, without limitation, the filing of any financing and continuation statements in any applicable jurisdiction and to take any action and to execute any instrument, representing any dividend, interest payment or other distribution in respect of the Indemnification Collateral or the Pledge Collateral or any part thereof and to give full discharge for the same as Secured Party or Pledge Collateral Agent (for the benefit of Secured Party and the other Acquiror Indemnified Parties) may deem necessary or advisable to accomplish the purpose of this Agreement. To the extent permitted by law, Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.
     SECTION 2.7 Taxes. Pledgor will include all income and gain, including any accrued income or gain, to the extent any such income or gain is required to be taken into account for Tax purposes pursuant to applicable Tax Law, on or with respect to the Eligible Collateral and Indemnification Collateral held in the Indemnification Collateral Account and the Pledge Collateral held in any Pledge Collateral Account including all gains, dividends, interest, proceeds, returns and other amounts (such amounts, the “Includible Amounts”) in Pledgor’s gross income for federal, state, local and other Tax purposes, whether or not the Includible Amounts have been distributed, and the Includible Amounts shall be reported, as and to the extent required by Law, by the Securities Intermediary and Pledge Collateral Agent to the IRS, or any other relevant Tax Authority, on IRS Form 1099 or 1042S (or other appropriate form) as income and gain earned by the Pledgor, and Pledgor shall duly pay any Taxes resulting therefrom. Any other Tax Returns required to be filed will be prepared and filed by Pledgor with the IRS and any other relevant Tax Authority as required by law. Pledgor shall indemnify the Secured Party against any and all Taxes relating to the Eligible Collateral, Indemnification Collateral or Pledge Collateral, including all Taxes imposed on a Secured Party to the extent that the Secured Party is required by applicable Tax Law (including section 468B of the Code and any temporary or final regulations issued thereunder) to include any Includible Amounts in the Secured Party’s gross income for federal, state, local or other Tax purposes and all Taxes resulting from the disposition or transfer of the Eligible Collateral, Indemnification Collateral or Pledge Collateral (including any transfer or disposition that is made in order to satisfy the payment of an Unpaid Obligation Amount), and Pledgor’s right to indemnity with respect to such Taxes shall be considered an Unpaid Obligation Amount for purposes of this Agreement. The Securities Intermediary and the Pledge Collateral Agent are holding the Indemnification Collateral Account and the Pledge Collateral Accounts for the benefit of the Secured Party and not for their own account. Pledgor shall pay or reimburse the Stock Purchase Contract Agent, the Pledge Collateral Agent and the Securities Intermediary upon request for any transfer taxes or other taxes relating to the Indemnification Collateral or the Pledge Collateral incurred in connection herewith and shall indemnify and hold harmless the Stock Purchase Contract Agent, the Pledge Collateral Agent and the Securities Intermediary from any amounts that they are obligated to pay in the way of such taxes. Any payments of income from the Indemnification Account or the Pledge Collateral Accounts shall be subject to withholding regulations then in force with respect to United States taxes. The Pledgor shall provide the Stock Purchase Contract Agent, the Pledge Collateral Agent and the Securities Intermediary with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. Except as otherwise provided herein, the Pledgor shall be entitled to any interest earnings in the Indemnification Account and the Pledge Collateral Accounts. It is understood that the Pledge Collateral Agent and the Securities Intermediary shall only be responsible for income reporting with respect to income earned on the Pledge Collateral Accounts and the Indemnification Account and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Stock Purchase Contract Agent, the Pledge Collateral Agent or the Securities Intermediary.
     SECTION 2.8 Voting Rights. Pledgor shall be entitled to exercise any and all voting and other consensual rights, if any, pertaining to the Indemnification Collateral, the Pledge Collateral or any part thereof for any purpose, subject to the limitations set forth in the Amended Investor Rights Agreement. Neither Pledge Collateral Agent nor Securities Intermediary shall have any obligation to or responsibilities with respect to the exercise of voting or any other consensual rights pertaining to the Indemnification Collateral, the Pledge Collateral or any part thereof.
     SECTION 2.9 Ability to Enforce Collateral. In accordance with the terms of this Agreement, the Indemnification Provisions and the Ancillary Agreements, from time to time,

Secured Party may determine that it or any of the other Acquiror Indemnified Parties is owed an amount in respect of the Obligations, which amount may be equal in value to all or any part of the amount to the credit of the Indemnification Collateral Account. In such event, which may occur multiple times as provided in the agreements or provisions constituting the Obligations, Secured Party is entitled in accordance with the Indemnification Provisions to make a demand upon Pledgor for, or otherwise receive, payment for such Obligations (for its own benefit or the benefit of the other applicable Acquiror Indemnified Parties). Pursuant to Section 11.05(a) of the Amended Stock Purchase Agreement, Pledgor may in some instances satisfy such demand by delivering Eligible Collateral that is credited to the Indemnification Collateral Account with a Fair Value equal to the amount demanded; provided, however, that any such delivery of Eligible Collateral will be made in the following order of priority: (i) first, in cash and Permitted Investments then held in the Indemnification Collateral Account; provided, that any such Permitted Investments shall have been liquidated into cash in accordance with the Investment Guidelines (the “Liquidation Cash Proceeds”) prior to making any such delivery from the Indemnification Collateral Account; and (ii), only to the extent that the aggregate Fair Value of the cash and such Liquidation Cash Proceeds then held in the Indemnification Collateral Account is less than the amount required to be delivered by the Pledgor, second, by delivery of any cash and such Liquidation Cash Proceeds then held in the Indemnification Collateral Account, plus such number of Common Equity Units credited to the Indemnification Collateral Account the Fair Value of which equals the amount required to be so delivered less the Fair Value of any such cash and Liquidation Cash Proceeds then held in the Indemnification Control Account.
     Upon receipt from Pledgor of a request complying with the requirements of such Section 11.05(a) that some or all of the amount demanded be paid using Eligible Collateral constituting Indemnification Collateral, Secured Party agrees to instruct Securities Intermediary to withdraw the requested amount of cash from the Indemnification Collateral Account and/or debit the requested number of Common Equity Units and transfer such cash and/or Common Equity Units to such account as Secured Party may designate in payment of Obligations with a Fair Value represented by such transferred cash and/or Common Equity Units. Securities Intermediary may conclusively assume, in complying with such instructions from the Secured Party, that Secured Party has received the foregoing request from Pledgor and that the amount of Eligible Collateral to be withdrawn as specified in such instructions is in the proper amount and shall comply with such instructions as soon as practicable.
     The failure of Pledgor to satisfy such demand or make such payment in full (in either case, regardless of whether such demand is permitted by the Indemnification Provisions to be satisfied by Pledgor prior to default by delivering a request to Secured Party in the manner described above that Secured Party debit Eligible Collateral from the Indemnification Collateral Account), after compliance by Secured Party with the terms of the applicable provisions or agreement constituting the relevant Obligations and the terms of the Indemnification Provisions, including, without limitation, any terms relating to the resolution of disagreements regarding the amount or existence of any indemnification or other Obligation, shall constitute a default hereunder. It shall also constitute a default hereunder if, in the case of any payment required to be made under Article II, Section 6.12 or Sections 11.02(a)(vii),(viii) or (ix) of the Amended Stock Purchase Agreement or the non-indemnification provisions of any Ancillary Agreement, or pursuant to the Special Asset Protection Agreement, the Pledgor and AIG shall fail to make such payment in full in accordance with Sections 6.24 and 11.05(a)(i) and (ii) of the Amended Stock Purchase Agreement.
     Upon the occurrence of a default for any of the reasons set forth above, Secured Party may exercise in respect of the Indemnification Collateral, and Pledge Collateral Agent may, for the benefit of Secured Party (whether for Secured Party’s benefit or for the benefit of other Acquiror Indemnified Parties) and upon the instructions of Secured Party, exercise in respect of the Pledge Collateral (subject to the last sentence of Section 2.2), in addition to other rights and remedies provided for herein or in Section 11.05(a) of the Amended Stock Purchase Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, or under other applicable law, with respect to such portions of the Indemnification Collateral having in the aggregate a value equal to the amount of the Obligations then due to Secured Party but unpaid (the “Unpaid Obligation Amount”), such value to equal, to the extent Eligible Collateral is applied, the Fair Value of such Eligible Collateral and otherwise to equal such other amount as shall be determined in a manner consistent with applicable law. Any instructions from Secured Party shall specify the portions of the Indemnification Collateral with respect to which such remedies shall be exercised as specified in Section 11.05 of the Amended Stock Purchase Agreement and shall certify that such Indemnification Collateral has the value required by the preceding sentence.
     Secured Party may also, without notice except as required by law, upon the occurrence and during the continuance of any such default direct Securities Intermediary from time to time, to the extent permitted by law, to (i) transfer, deliver, and pay over to Secured Party, or as Secured Party directs, all or any part of the Indemnification Collateral and the proceeds thereof (including, without limitation, any distributions of cash and securities made in respect of the Indemnification Collateral (which, for the avoidance of doubt shall include any interest earned on the funds in the Deposit Account and any dividends, interest, distributions, amounts received in respect of redemption and all other proceeds of any Permitted Investments earned or accrued after such time), including Pledge Collateral to the extent it relates to Pledged Units being applied to the payment of any Unpaid Obligation Amount) in an amount up to the Unpaid Obligation Amount and Secured Party may apply any cash received from Securities Intermediary to the payment of the Obligations then due to Secured Party but unpaid, and (ii) sell the Indemnification Collateral in an amount up to the Unpaid Obligation Amount or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s or Securities Intermediary’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable, and Secured Party may instruct Pledge Collateral Agent, as secured party for the benefit of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties), to take such action with respect to the Pledge Collateral (subject to the last sentence of Section 2.2), including, without limitation, the transfer at the time specified by Secured Party of any such Pledge Collateral out of any Pledged Unit Subaccount to the appropriate other subaccount under the Pledge Agreement, as may be necessary or desirable to effectuate the transfer or sale of Indemnification Collateral described above; provided, that the aggregate value (calculated as provided in the Amended Stock Purchase Agreement and herein) of the Indemnification Collateral, any such transferred Pledge Collateral and the proceeds of the disposition thereof applied to the payment of the Obligations at any time shall not exceed the Unpaid Obligation Amount at such time, the amount of the Unpaid Obligations to be certified to Securities Intermediary and Pledge Collateral Agent; and provided, further, that Secured Party shall not exercise, or cause Pledge Collateral Agent to exercise, any rights with respect to the Pledge Collateral that would breach the covenant set forth in the last sentence of Section 2.2 or that would adversely affect the operation of the Pledge Agreement, any Stock Purchase Contract or the Stock Purchase Contract Agreement.
     Pledgor acknowledges that to the extent the Indemnification Collateral credited to the Indemnification Collateral Account or the Pledge Collateral credited to the Pledge Collateral Accounts under the Pledge Agreement is of a type sold in a recognized market, no notice by Secured Party or Pledge Collateral Agent to Pledgor shall be required prior to the sale of any Indemnification Collateral or Pledge Collateral hereunder. In the event such notice is given, neither Secured Party nor Pledge Collateral Agent shall be obligated to make any sale of Indemnification Collateral or Pledge Collateral regardless of such notice having been given. Secured Party or Pledge Collateral Agent, as the case may be, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon any sale or transfer of any Common Equity Units contained in the Indemnification Collateral, whether upon Secured Party’s exercise of its rights as a secured party hereunder or upon the instructions of Pledgor in connection with a substitution of Indemnification Collateral, the Pledge Collateral associated with such Common Equity Units being sold shall, if such Common Equity Units shall continue to be outstanding after such sale or other transfer, be transferred from the Pledge Collateral Accounts to the other appropriate subaccounts with the Collateral Agent under the Pledge Agreement.
     SECTION 2.10 Security Interest Absolute. All rights of Secured Party and Pledge Collateral Agent for benefit of the Secured Party and the security interests granted hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of: (i) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indemnification Provisions; (ii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations other than full and final payment thereof.
     SECTION 2.11 Further Assurances. Pledgor, Secured Party, Securities Intermediary and Pledge Collateral Agent agree that, at any time and from time to time at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Secured Party, Securities Intermediary or Pledge Collateral Agent (upon the instructions of Secured Party, in the case of Securities Intermediary or Pledge Collateral Agent) may reasonably request in order to create, perfect, and protect any pledge or security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Indemnification Collateral and to enable Pledge Collateral Agent to exercise and enforce for the benefit of Secured Party its rights and remedies hereunder with respect to the Pledge Collateral. If Pledgor shall fail to execute such instruments or documents or to take such further action, Securities Intermediary or Pledge Collateral Agent, upon the instructions of Secured Party, may do so in Pledgor’s stead in their own names or as Pledgor’s attorneys-in-fact, and at Pledgor’s expense.
ARTICLE III
Appointment and Status of Securities Intermediary and
Pledge Collateral Agent;
Indemnification Collateral Account
     SECTION 3.1 Appointment; Identification of Indemnification Collateral. Secured Party and Pledgor hereby appoint Securities Intermediary and Pledge Collateral Agent to perform their respective duties as set forth herein and authorize Securities Intermediary to hold that portion of the Indemnification Collateral consisting of cash or securities in the Indemnification Collateral Account and Pledge Collateral Agent to hold that portion of the Pledge Collateral required to be so held in the Pledge Collateral Accounts established under the Pledge Agreement in the name of the Securities Intermediary or the name of its nominees, except as otherwise provided in the Pledge Agreement. Securities Intermediary and Pledge Collateral Agent hereby accept such appointments and agree to establish and maintain the Indemnification Collateral Account and the Pledge Collateral Accounts under the Pledge Agreement and this Agreement and maintain appropriate records identifying the Indemnification Collateral in the Indemnification Collateral Account as pledged by Pledgor to Secured Party and the Pledge Collateral in the Pledge Collateral Accounts as pledged by Pledgor to Pledge Collateral Agent for benefit of Secured Party. Pledgor hereby authorizes Securities Intermediary to, and Securities Intermediary agrees with Pledgor, Secured Party and Pledge Collateral Agent that Securities Intermediary will, comply with all Written Instructions, including entitlement orders relating to the securities account that is part of the Indemnification Collateral Account and instructions relating to the disposition of funds in the deposit account that is part of the Indemnification Collateral Account, originated by Secured Party with respect to the Indemnification Collateral, and that it will comply with all Written Instructions of Pledge Collateral Agent with respect to the Pledge Collateral Accounts, without further consent or direction from Pledgor or any other party. Pledge Collateral Agent agrees with Secured Party that it will act as secured party for benefit of Secured Party with respect to the Pledge Collateral and the Pledge Collateral Accounts under the Pledge Agreement and will comply with all Written Instructions originated by Secured Party with respect to the Pledge Collateral and the Pledge Collateral Accounts without further consent or direction from Pledgor or any other party.
     SECTION 3.2 Status of Securities Intermediary; Investment of Funds. Securities Intermediary represents that it is a securities intermediary within the meaning of Section 8-102(a)(14) of the UCC with respect to the Indemnification Collateral Account and Pledge Collateral Accounts. Pledgor, Secured Party, Pledge Collateral Agent and Securities Intermediary intend that all assets, including cash, held in the securities account constituting part of the Indemnification Collateral Account and in the Pledge Collateral Accounts under the

Pledge Agreement shall be treated as financial assets, but agree that any cash being held in the Indemnification Collateral Account shall be held in the deposit account of the Securities Intermediary that comprises part of the Indemnification Collateral Account. The parties agree that Securities Intermediary is a bank with respect to any deposit account comprising part of the Indemnification Collateral Account. The parties further agree that any cash held in the Indemnification Collateral Account shall, at the written instruction of the Pledgor complying with Section 5.9(e) herein, be invested in Permitted Investments and credited to the securities account constituting part of the Indemnification Collateral Account.
     SECTION 3.3 Representations, Warranties and Covenants of Securities Intermediary. Securities Intermediary represents and warrants to, and covenants with, Secured Party and Pledgor as follows:
          (i) While it is acting as Securities Intermediary hereunder, Securities Intermediary will remain qualified as a securities intermediary and as a bank. Securities Intermediary, in the ordinary course of its business, maintains and, while it is acting as Securities Intermediary hereunder, will continue to maintain securities accounts for others, and, while it is acting as Securities Intermediary hereunder, will continue to make deposit accounts available to customers.
          (ii) The portion of the Indemnification Collateral Account that is intended to be a securities account and the Pledge Collateral Accounts are and will be maintained by Securities Intermediary as securities accounts to which financial assets are or may be credited, and the portion of the Indemnification Collateral Account that is intended to be a deposit account will be maintained as a deposit account by Securities Intermediary in its capacity as a bank.
          (iii) Except for the rights and interests of Secured Party, Pledge Collateral Agent and Pledgor described in this Agreement and the Pledge Agreement, Securities Intermediary has not been advised of any right or claim (including any adverse claim) to, or interest in, the Indemnification Collateral Account, the Indemnification Collateral, the Pledge Collateral or the Pledge Collateral Accounts.
          (iv) All property delivered to Securities Intermediary to be credited to the securities account constituting part of the Indemnification Collateral Account or to the Pledge Collateral Accounts will be in the possession of Securities Intermediary or to its credit on the books of other securities intermediaries or Depositories in a quantity corresponding to the types and aggregate amounts credited to such securities account and all other securities accounts maintained by Securities Intermediary.
          (v) Securities Intermediary will not change the names or account numbers of either the securities account or the deposit account constituting part of the Indemnification Collateral Account, or of the Pledge Collateral Accounts, without the prior written consent of Secured Party.

          (vi) Other than this Agreement and the Pledge Agreement, Securities Intermediary has not entered into and will not enter into any agreement with any person relating to the Indemnification Collateral, the Indemnification Collateral Account or any financial asset or cash credited to it or to the Pledge Collateral, and the Pledge Collateral Accounts or any financial asset or cash credited to them, including any control agreement or any agreement that purports to limit or condition the obligation of Securities Intermediary to comply with entitlement orders or instructions of Secured Party or the entitlement orders of Pledge Collateral Agent. Securities Intermediary has not agreed to comply, will not comply and will not agree to comply with entitlement orders or instructions of any Person other than Secured Party with respect to the Indemnification Collateral Account or the Indemnification Collateral and Pledge Collateral Agent with respect to the Pledge Collateral and the Pledge Collateral Accounts.
          (vii) The “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) of Securities Intermediary is and will remain for the term of this Agreement the State of New York and the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) in respect of the Deposit Account is and will remain for the term of this Agreement the State of New York.
     SECTION 3.4 Representations, Warranties and Covenants of Pledge Collateral Agent. Pledge Collateral Agent represents and warrants to, and covenants with, Secured Party as follows:
     (a) Except for the rights and interests of Secured Party and Pledgor described in this Agreement and the Pledge Agreement, Pledge Collateral Agent has not been advised of any right or claim (including any adverse claim) to or interest in the Pledge Collateral or the Pledge Collateral Accounts.
     (b) All property delivered to Pledge Collateral Agent to be credited to the Pledge Collateral Accounts will be in the possession of Securities Intermediary or to its credit on the books of other securities intermediaries or Depositories in a quantity corresponding to the types and aggregate amounts credited to such securities account and all other securities accounts maintained by Securities Intermediary.
     (c) Pledge Collateral Agent will not change the names or account numbers of the Pledge Collateral Accounts without the prior written consent of Secured Party.
     (d) Other than this Agreement and the Pledge Agreement, Pledge Collateral Agent has not entered into and will not enter into any agreement with any Person relating to the Pledge Collateral Accounts, including any control agreement or any agreement that purports to limit or condition the obligation of Pledge Collateral Agent to follow the instructions of Secured Party or of Securities Intermediary to comply with entitlement orders or instructions of Pledge Collateral Agent with respect to the Pledge Collateral Accounts. Pledge Collateral Agent has not agreed to comply, will not comply and will not agree to comply with entitlement orders or any other instructions of any person other than Secured Party with respect to the Pledge Collateral and the applicable Collateral Accounts, except as set forth in the Pledge Agreement.

     SECTION 3.5 Representations, Warranties and Covenants of Pledgor. Pledgor represents and warrants to, and covenants with, Secured Party, Pledge Collateral Agent and Securities Intermediary as follows:
     (a) It has not granted and will not grant, or permit to exist, any security or other interest in or any right or claim (including any adverse claim) to the Indemnification Collateral Account, the Indemnification Collateral, the Pledge Collateral or the Pledge Collateral Accounts except those contemplated by this Agreement and the Pledge Agreement; and
     (b) Other than this Agreement, the Pledge Agreement and any customary funds transfer, account or other customer agreement with Securities Intermediary not inconsistent with this Agreement, Pledgor has not entered into and will not enter into any agreement with any person relating to the Indemnification Collateral Account, the Indemnification Collateral, the Pledge Collateral or the Pledge Collateral Accounts.
     SECTION 3.6 Use of Depositories. Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories in connection with its performance hereunder. Indemnification Collateral or Pledge Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Indemnification Collateral or Pledge Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party or Pledge Collateral Agent for the benefit of Secured Party, as appropriate, a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository. Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.
     SECTION 3.7 Merger, Conversion, Consolidation or Succession to Business. Any Person into which Pledge Collateral Agent or Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Pledge Collateral Agent or Securities Intermediary shall be a party, or any person succeeding to all or substantially all of the corporate trust business of Pledge Collateral Agent or Securities Intermediary shall be the successor of Pledge Collateral Agent or Securities Intermediary, respectively, hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding; provided, however, that if Pledge Collateral Agent and Securities Intermediary are no longer the same corporate entity, such merger, conversion, consolidation or succession to business shall instead be treated as a simultaneous resignation of Pledge Collateral Agent and Securities Intermediary hereunder.
     SECTION 3.8 Rights in Other Capacities. Pledge Collateral Agent and Securities Intermediary and their affiliates may (without having to account therefor to Pledgor, Secured Party or Stock Purchase Contract Agent) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Pledgor, Secured Party or Stock Purchase Contract Agent, any other person interested herein and any holder of Common Equity Units (and any of their respective subsidiaries or affiliates) as if it were not acting as Pledge Collateral Agent or Securities Intermediary, as the case may be, and Pledge

Collateral Agent, Securities Intermediary and their affiliates may accept fees and other consideration from Pledgor, Secured Party, Stock Purchase Contract Agent and any holder of Common Equity Units without having to account for the same to the Pledgor or Secured Party, subject to its other representations and covenants herein.
ARTICLE IV
Collateral Services
     SECTION 4.1 Delivery of Indemnification Collateral. At the Closing (as defined in the Amended Stock Purchase Agreement), Pledgor shall deliver or cause to be delivered in the method specified in Section 2.3 to Securities Intermediary the Initial Collateral for credit to and/or deposit in the Indemnification Collateral Account, and Pledge Collateral Agent shall establish the Pledge Collateral Accounts and credit the Pledge Collateral thereto as provided in the Pledge Agreement.
     SECTION 4.2 Release of Indemnification Collateral. At any time on or after each of the dates which is the 12-month, 24-month and 30-month anniversary of the Closing Date (or if, in each case, such date is not a Business Day, on the next succeeding Business Day), or as otherwise provided in Section 11.05(c) of the Amended Stock Purchase Agreement, Pledgor shall be entitled to withdraw Indemnification Collateral from the Indemnification Collateral Account to the extent and in the amount and manner set forth in such Section 11.05(c) (the amount permitted to be withdrawn being the “Excess Collateral Amount”); provided, however, any such withdrawal of Indemnification Collateral in accordance with Section 11.05(c) (other than Section 11.05(c)(i)) of the Amended Stock Purchase Agreement shall be made in the following order of priority: (i) first, releasing any Common Equity Units then held in the Indemnification Collateral Account; and (ii) second, solely to the extent the amount of Indemnification Collateral to be so released exceeds the stated amount of the Common Equity Units released pursuant to clause (i) above, any cash then held in the Indemnification Collateral Account and any Permitted Investments then held in the Indemnification Collateral Account in which cash held in the Indemnification Collateral Account has been invested; provided, further, that any such Permitted Investments shall have been liquidated in accordance with the guidelines specified in the Investment Guidelines prior to making any such withdrawal; provided, further, that Pledgor has delivered written notice to Secured Party, with a copy to Securities Intermediary, at least ten (10) Business Days in advance of the proposed date of withdrawal detailing the Indemnification Collateral proposed to be withdrawn and specifying the account or address to which the withdrawn Collateral should be delivered; provided, further, that Securities Intermediary has received a Written Instruction and/or entitlement order from Secured Party at least five (5) Business Days in advance of the requested withdrawal authorizing the withdrawal of such Excess Collateral Amount and specifying the particular Indemnification Collateral to be withdrawn; and provided, further, that upon the occurrence of a Parent Bankruptcy, no Indemnification Collateral shall be released hereunder pursuant to Sections 11.05(c) except to the extent, in the manner and at the time or times permitted thereby; provided, that in connection with each such withdrawal all of the conditions in this Section 4.2 have been complied with. Secured Party hereby agrees that it shall timely deliver an appropriate entitlement order to the Securities Intermediary adequate to permit a permitted transfer of any Excess Collateral Amount. If any Common Equity Units are withdrawn from the Indemnification Collateral Account, the corresponding Pledge Collateral shall be transferred from the Pledge Unit Subaccounts to the appropriate other subaccounts under the Pledge Agreement. In order to facilitate the withdrawal hereunder of Indemnification Collateral and Pledge Collateral while such Collateral is evidenced by securities, the Secured Party shall provide the appropriate registrar for such Collateral a sufficient supply of securities for purposes of issuance and exchange and shall cause such registrars to coordinate and cooperate with the Securities Intermediary and Pledge Collateral Agent to effect such withdrawal. The Securities Intermediary and the Pledge Collateral Agent, as such, shall have no responsibility for any delay by any registrar to provide securities to effect any such withdrawal or the related issuance and exchange.
     If any Indemnification Collateral is required to remain in the Indemnification Collateral Account after the 30-month anniversary of the Closing Date, Pledgor similarly shall be entitled thereafter to withdraw any Excess Collateral Amount; provided, however, that Pledgor has delivered written notice to Secured Party and Securities Intermediary at least ten (10) Business Days in advance of the proposed date of withdrawal detailing the Indemnification Collateral proposed to be withdrawn and specifying the account or address to which the withdrawn Collateral should be delivered; and provided, further, that Securities Intermediary has received a Written Instruction and/or entitlement order from Secured Party at least five (5) Business Days in advance of the requested withdrawal authorizing the withdrawal of such Excess Collateral Amount. Secured Party hereby agrees that it will timely deliver an appropriate entitlement order to Securities Intermediary adequate to permit a permitted transfer of any Excess Collateral Amount. If any Common Equity Units are withdrawn from the Indemnification Collateral Account, the corresponding Pledge Collateral shall be transferred from the Pledge Collateral Accounts to the appropriate other Collateral Accounts under the Pledge Agreement.
     If Secured Party does not intend to deliver an instruction and/or entitlement order to Securities Intermediary authorizing a withdrawal under the circumstances described above, Secured Party shall deliver to Pledgor a notice providing detail of the defects in Pledgor’s withdrawal request not later than five (5) Business Days prior to the proposed date of withdrawal. Secured Party will give written notice to Securities Intermediary and Pledge Collateral Agent upon the satisfaction in full of the Obligations. If any Common Equity Units remain in the Indemnification Collateral Account upon such satisfaction in full (and provided such notice has been received by the Securities Intermediary and the Pledge Collateral Agent), such Common Equity Units will be transferred to Pledgor or upon its order and the corresponding Pledge Collateral shall be transferred from the Pledge Collateral Accounts to the other appropriate subaccounts under the Pledge Agreement.
     SECTION 4.3 Substitutions. Subject to the provisions of this Section 4.3, Pledgor may substitute cash for any Indemnification Collateral then held in the Indemnification Collateral Account. As a condition to effecting a substitution, at least ten (10) Business Days in advance of the proposed date of substitution, Pledgor shall be required to deliver written notice to Secured Party, with a copy to Securities Intermediary, specifying: (i) the proposed date of substitution, (ii) the amount of cash proposed to be transferred to the Indemnification Collateral Account and (iii) the Indemnification Collateral proposed to be withdrawn from the Indemnification Collateral Account. Pledgor shall be entitled to effect the proposed substitution; provided, that Securities Intermediary has received a Written Instruction and/or entitlement order from Secured

Party at least five (5) Business Days in advance of the requested withdrawal authorizing Securities Intermediary to effect the substitution and that, prior to such substitution, the Pledgor shall have delivered to the Secured Party a written opinion of outside counsel for the Pledgor, in form and substance reasonably acceptable to the Secured Party stating that (i) this Agreement is effective to create a security interest in the cash credited to the Deposit Account and the Permitted Investments then held in the Indemnification Collateral Account in favor of the Secured Party; (ii) by virtue of this Agreement, the Secured Party’s security interest in the cash credited to the Deposit Account and the Permitted Investments then held in the Indemnification Collateral Account has been perfected; and (iii) no adverse claim under Article 8 of the UCC may be asserted against the Secured Party’s security interest in any financial asset credited to Eligible Collateral credited to the Indemnification Collateral Account. Securities Intermediary shall be entitled to conclusively assume that such opinion has been delivered unless Secured Party gives it written notice to the contrary.
     Secured Party hereby agrees that it will timely deliver an appropriate entitlement order to the Securities Intermediary adequate to permit a permitted substitution of Indemnification Collateral; provided, however, that it shall not be required to deliver such an instruction and/or entitlement order unless the amount of cash proposed to be transferred to the Indemnification Collateral Account is at least equal to the Fair Value of the Indemnification Collateral proposed to be withdrawn from the Indemnification Collateral Account. If Secured Party does not intend to deliver an instruction and/or entitlement order to Securities Intermediary authorizing a substitution of Indemnification Collateral under the circumstances described above Secured Party shall deliver to Pledgor a notice, not later than five (5) Business Days prior to the proposed date of withdrawal, providing details of the shortfall in the amount of cash to be transferred as compared to the Fair Value of the Indemnification Collateral proposed to be withdrawn.
     If any substitution involves the withdrawal of Common Equity Units from the Indemnification Collateral Account, the Pledge Collateral corresponding to such Common Equity Units shall be transferred from the Pledge Collateral Accounts to the other appropriate subaccounts under the Pledge Agreement. Substitutions of Pledge Collateral pursuant to the terms of Sections 5.1(c), 5.2 and 5.3 of the Pledge Agreement shall be effected in accordance with such terms and Section 4.4(a) hereof.
     Notwithstanding the foregoing, (i), solely in connection with the AIG Equity Unit Public Offering, all or a portion of the Equity Units Net Proceeds will be directly deposited by the Managing Underwriter in accordance with the Indemnification Instruction, Waiver and Acknowledgment by wire transfer of immediately available funds to the Indemnification Collateral Account as Eligible Collateral and substituted for Indemnification Collateral then held in the Indemnification Collateral Account in accordance with the Indemnification Instruction, Waiver and Acknowledgment contemplated by Section 6.6(b) of the Coordination Agreement, and (ii) Pledgor will be permitted to substitute any proceeds of a sale or transfer of Common Equity Units permitted under the Amended Investor Rights Agreement following reasonable notice to Secured Party with a copy to Securities Intermediary, and Secured Party hereby agrees that it will timely deliver an appropriate securities entitlement order to Securities Intermediary adequate to permit such substitution of Indemnification Collateral in the case of clause (ii).
     SECTION 4.4 Common Equity Units as Collateral.

     (a) Collateral Substitutions. If Pledgor effects a Collateral Substitution (as such term is defined in the Stock Purchase Contract Agreement) with respect to any Stock Purchase Contracts forming part of Common Equity Units credited to the Indemnification Collateral Account by exercising its right to do so under the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Pledge Agreement, the Normal Common Equity Units or Stripped Common Equity Units (as such terms are defined in the Stock Purchase Contract Agreement) created pursuant to such Collateral Substitution, but not the Debt Securities or Treasury Securities (as such terms are defined in the Stock Purchase Contact Agreement) released from the security interest created pursuant to the Pledge Agreement, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral, and the Debt Securities or Treasury Securities released from the security interest created pursuant to the Pledge Agreement shall be released from the security interest created pursuant to this Agreement and delivered to the Pledgor. Secured Party shall be entitled to retain the Normal Common Equity Units or Stripped Common Equity Units created pursuant to such Collateral Substitution without there being any reduction in the Obligations as a result of such retention.
     (b) Cash Settlement. If Pledgor effects an Early Settlement, Cash Settlement or Cash Merger Early Settlement (as such terms are defined in the Stock Purchase Contract Agreement) other than as described in Section 4.4(d) below of any Stock Purchase Contracts forming part of Common Equity Units credited to the Indemnification Collateral Account for cash by exercising its right to do so under the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Pledge Agreement, or duly elects not to exercise its Put Right upon a Final Failed Remarketing (as such terms are defined in the Stock Purchase Contract Agreement and Pledge Agreement, respectively), the Common Stock so acquired, but not the cash paid therefor, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral. Secured Party shall be entitled to retain the cash paid as the purchase price for such Common Stock without there being any reduction in the Obligations as a result of such retention. The Debt Securities or Treasury Securities in the Pledge Collateral Accounts relating to the Stock Purchase Contracts pursuant to which such cash purchase was made shall be released from the Pledge Collateral Accounts to Pledgor upon such purchase pursuant to the terms of the Pledge Agreement.
     (c) Remarketing. If Pledgor purchases Common Stock with the cash proceeds of any remarketing, in accordance with the terms of the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Pledge Agreement, of Debt Securities forming part of the Common Equity Units credited to the Indemnification Collateral Account, the Common Stock so acquired, but not the cash received therefore, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral. Secured Party shall be entitled to retain cash proceeds as the purchase price for such Common Stock without there being any reduction in the Obligations as a result of such retention. The Debt Securities sold in such remarketing that were credited to the Pledge Collateral Accounts shall be released from the Pledge Collateral Accounts pursuant to the terms of the Pledge Agreement.
     If Pledgor purchases Common Stock pursuant to Stock Purchase Contracts relating to any Common Equity Units credited to the Indemnification Collateral Account in consideration for the cash proceeds of Treasury Securities, the Common Stock so acquired shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral. Secured Party shall be entitled to retain such consideration as the purchase price for such Common Stock without there being any reduction in the Obligations as a result of such retention.
     (d) Put Right; Settlement in Kind. If Pledgor purchases Common Stock pursuant to Stock Purchase Contracts relating to any Common Equity Units credited to the Indemnification Collateral Account in consideration for any Debt Securities pursuant to its deemed exercise of the Put Right or in connection with a Cash Merger Early Settlement (each as defined in the Stock Purchase Contract Agreement), the Common Stock so acquired, but not such Debt Securities, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral. Secured Party shall be entitled to retain such consideration as the purchase price for such Common Stock without there being any reduction in the Obligations as a result of such retention, and such Debt Securities or Treasury Securities shall be released from the Pledge Collateral Accounts pursuant to the Pledge Agreement.
     (e) Termination Events. If, pursuant to Stock Purchase Contracts relating to any Common Equity Units credited to the Indemnification Collateral Account, Pledgor takes Debt Securities or Treasury Securities free and clear of the lien of the Pledge Agreement rather than Common Stock as a result of a Termination Event (as defined in the Stock Purchase Contract Agreement), such Debt Securities or Treasury Securities so acquired, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral and shall be released from the Pledge Collateral Accounts pursuant to the Pledge Agreement.
     (f) Cooperation. So long as no default has occurred and is continuing, upon request of Pledgor to exercise any of its rights with respect to Common Equity Units credited to the Indemnification Collateral Account as set forth in Sections 4.4(a) through (d) above, Secured Party and Securities Intermediary shall cooperate with Pledgor, including by delivering any appropriate instruction or notice required pursuant to the terms of the Stock Purchase Contract Agreement and Pledge Agreement, to effect the exercise of such rights.
     SECTION 4.5 Treatment of Proceeds. Except as set forth in Sections 2.9 and 4.4 hereof, all dividends, interest, distributions and all other interest or other earnings (which for the avoidance of doubt shall include any earnings on any Permitted Investments) (collectively, “Earnings”) of the Indemnification Collateral shall be released from the security interest created pursuant to this Agreement and Securities Intermediary shall promptly upon receipt thereof (i) deliver to the Collateral Agent for distribution to the Pledgor as provided in the Pledge Agreement all Earnings relating to the Pledge Collateral and (ii) deliver to Pledgor all Earnings not relating to the Pledge Collateral.
     SECTION 4.6 Exclusive Control. Securities Intermediary is authorized to act upon any Written Instructions, including entitlement orders with respect to the securities account that is part of the Indemnification Collateral Account and instructions relating to the deposit account that is part of the Indemnification Collateral Account, solely and exclusively from Secured Party.

Securities Intermediary is authorized to act upon any Written Instructions, including entitlement orders with respect to the Pledge Collateral Accounts, solely and exclusively from Pledge Collateral Agent. Secured Party hereby covenants for the benefit of Pledgor that Secured Party will not originate entitlement orders or instructions concerning the Indemnification Collateral Account or the Indemnification Collateral or cause Pledge Collateral Agent to take any action with respect to the Pledge Collateral or the Pledge Collateral Accounts except as provided in Sections 2.9, 4.2, 4.3 and 4.4 hereof with respect to payment of Obligations when due, the substitution, withdrawal, release or transfer of Indemnification Collateral or Pledge Collateral, the treatment of proceeds and the exercise its rights as a secured party upon default. The foregoing covenant is for the benefit of Pledgor only and will not be deemed to constitute a limitation on Secured Party’s right, as between Securities Intermediary and Secured Party, to originate entitlement orders and instructions with respect to the Indemnification Collateral Account and the Indemnification Collateral, on Securities Intermediary’s obligation to comply with those entitlement orders and instructions without further consent by Pledgor, on Secured Party’s right, as between Secured Party and Pledge Collateral Agent, to instruct Pledge Collateral Agent to take action with respect to the Pledge Collateral or the Pledge Collateral Accounts, or on Pledge Collateral Agent’s obligation to comply with those instructions without further consent by Pledgor. Securities Intermediary agrees that it will, without inquiry or consent of Pledgor or any person acting or purporting to act on behalf of Pledgor, comply with Written Instructions (including entitlement orders and instructions relating to the deposit account that is part of the Indemnification Collateral Account) from Secured Party with respect to the Indemnification Collateral Account. Without prejudice to the exclusive right of Secured Party to give entitlement orders, if Securities Intermediary receives conflicting directions with respect to the Indemnification Collateral Account or the Indemnification Collateral from Pledgor and Secured Party, Securities Intermediary will act at the direction of Secured Party and will be fully protected in so acting. Pledge Collateral Agent agrees to comply with instructions given pursuant to the Pledge Agreement and with instructions given by Secured Party pursuant to this Agreement without further consent from Pledgor. If instructions of Secured Party to Pledge Collateral Agent pursuant to this Agreement conflict with the obligations of the Pledge Collateral Agent under the Pledge Agreement, Pledge Collateral Agent shall be entitled to comply with the Pledge Agreement and not to comply with such conflicting instructions given pursuant to this Agreement.
     SECTION 4.7 Statements. Securities Intermediary shall furnish Pledgor and Secured Party with monthly Indemnification Collateral Account statements in accordance with its customary procedures. Securities Intermediary shall also furnish Pledgor and Secured Party with monthly statements with respect to the Pledge Collateral Accounts in accordance with its customary procedures. The requirements of this Section 4.7 shall be performed by the Securities Intermediary by granting each of the Pledgor and the Secured Party on-line read only access to the Indemnification Collateral Account and the Pledge Collateral Accounts.
     SECTION 4.8 Notice of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Indemnification Collateral Account, the Pledge Collateral Accounts or any portion of the Indemnification Collateral or Pledge Collateral, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

     SECTION 4.9 Subordination of Lien; Set-off. The parties agree that any security interest in or lien on, or right of set-off with respect to, any of the Indemnification Collateral or the Pledge Collateral that Securities Intermediary or Pledge Collateral Agent may now or in the future may have is hereby subordinated to the security interest of Secured Party hereunder, except to the extent of any fees, charges, expenses and other amounts owed to Securities Intermediary or Pledge Collateral Agent and incurred in connection with the performance of the duties of Securities Intermediary hereunder and the maintenance and operation of the Indemnification Collateral Account and the Indemnification Collateral, for which Securities Intermediary shall have a prior claim to the Indemnification Collateral.
     SECTION 4.10 No Release Without Consent. Securities Intermediary and Pledge Collateral Agent agree that they will not extend any credit nor make any loans secured by the Indemnification Collateral, the Indemnification Collateral Account, the Pledge Collateral or the Pledge Collateral Accounts, including without limitation any so-called “margin loans.” Except as provided in Sections 2.9, 4.2, 4.3, 4.4 and 4.5 hereof or in the Pledge Agreement, no payments of principal or interest, or addition, substitution, sale, transfer, release, withdrawal or other alienation of Indemnification Collateral or the Pledge Collateral shall be made except upon the written consent of Secured Party.
ARTICLE V
General Terms and Conditions
     SECTION 5.1 Standard of Care; Limitation of Liability; Indemnification.
     (a) Except as otherwise expressly provided herein, Securities Intermediary and Pledge Collateral Agent shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the gross negligence or willful misconduct of Securities Intermediary or Pledge Collateral Agent, respectively. Neither Securities Intermediary nor Pledge Collateral Agent shall have any liability whatsoever for the action or inaction of any Depository. In no event shall Securities Intermediary or Pledge Collateral Agent be liable to Pledgor, Secured Party or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Securities Intermediary or Pledge Collateral Agent be liable:
     (i) for acting in accordance with any Written Instructions actually received by Securities Intermediary or Pledge Collateral Agent and reasonably believed by Securities Intermediary or Pledge Collateral Agent, respectively, to have been given by an Authorized Person of Secured Party;
     (ii) for conclusively presuming that all disbursements of cash or deliveries of securities directed by Secured Party by a Written Instruction are in accordance with this Agreement, the Pledge Agreement or the Indemnification Provisions, as the case may be,
     (iii) for holding property in any particular country, including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or securities or market conditions which prevent the transfer of property or execution of securities transactions or affect the value of property; or
     (iv) for the insolvency of any depository or for any Indemnification Collateral or Pledge Collateral held by such depository;
provided, however, that Securities Intermediary or Pledge Collateral Agent has not acted with gross negligence or engaged in willful misconduct with respect to the specific Loss against which indemnification is sought.
     (b) Securities Intermediary and Pledge Collateral Agent each shall have the right to appoint agents in connection with any of their respective duties hereunder, and the Securities Intermediary and Pledge Collateral Agent shall not be liable for any action taken or omitted by such agents selected in good faith and with due care in accordance with the terms of this Agreement; provided, however, that neither the Securities Intermediary nor the Pledge Collateral Agent shall be permitted to appoint any subcustodian in connection with any of their respective duties hereunder. The appointment of agents pursuant to this Section 5.1(b) shall be subject to prior written consent of the Secured Party, which consent shall not be unreasonably withheld.
     (c) AIG agrees to indemnify Securities Intermediary and Pledge Collateral Agent and hold Securities Intermediary and Pledge Collateral Agent harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses sustained or incurred by or asserted against Securities Intermediary or Pledge Collateral Agent, as the case may be, by reason of or as a result of any action or inaction, or arising out of the performance of Securities Intermediary or Pledge Collateral Agent, respectively, hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary or Pledge Collateral Agent, as the case may be, in a defense of claims by AIG, Pledgor or Secured Party; provided, AIG shall not indemnify either Securities Intermediary or Pledge Collateral Agent for those losses arising out of Securities Intermediary’s or Pledge Collateral Agent’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of AIG and its successors and assigns, notwithstanding the resignation or removal of Securities Intermediary or Pledge Collateral Agent or the termination of this Agreement.
     SECTION 5.2 No Obligation Regarding Quality of Collateral. Without limiting the generality of Section 5.1, neither Securities Intermediary nor Pledge Collateral Agent shall be under any obligation to inquire into, and shall not be liable for, any losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Indemnification Collateral or Pledge Collateral, or Indemnification Collateral or Pledge Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market. Neither Securities Intermediary nor Pledge Collateral Agent shall be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

     SECTION 5.3 No Responsibility Concerning Indemnification Provisions. It is understood and agreed that, notwithstanding references to the Indemnification Provisions in this Agreement, neither Securities Intermediary nor Pledge Collateral Agent has any interest in, or any duty, responsibility or obligation with respect to, the Indemnification Provisions (including without limitation, any duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Indemnification Provisions or to know the terms of the Indemnification Provisions).
     SECTION 5.4 No Duty of Oversight. Securities Intermediary is not at any time under any duty to monitor the value of any Indemnification Collateral in the Indemnification Collateral Account or whether the Indemnification Collateral is of a type required or permitted to be held in the Indemnification Collateral Account.
     SECTION 5.5 Advice of Counsel. Securities Intermediary and Pledge Collateral Agent may, with respect to questions of law, obtain the advice of counsel selected in good faith and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
     SECTION 5.6 No Collection Obligations. Securities Intermediary and Pledge Collateral Agent shall be under no obligation to take action to collect any amount payable on Indemnification Collateral in default, or if payment is refused after due demand and presentment.
     SECTION 5.7 Fees and Expenses. AIG agrees to pay to Securities Intermediary and Pledge Collateral Agent the fees as may be agreed upon from time to time. AIG shall reimburse Securities Intermediary and Pledge Collateral Agent for all reasonable costs associated with transfers of Indemnification Collateral and Pledge Collateral to Securities Intermediary and records kept in connection with this Agreement. AIG shall also reimburse Securities Intermediary and Pledge Collateral Agent for reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) which are a normal incident of the services provided hereunder. The obligations of AIG under this Section shall be a continuing obligation of AIG, its successors and assigns, notwithstanding the resignation or removal of Securities Intermediary or Pledge Collateral Agent or the termination of this Agreement.
     SECTION 5.8 Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms.
     (a) Secured Party shall have the right, by one or more written instruments executed and delivered to Securities Intermediary or Pledge Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to Securities Intermediary or Pledge Collateral Agent, or of exercising any power conferred on Securities Intermediary or Pledge Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve Securities Intermediary or Pledge Collateral Agent in personal liability and (ii) Securities Intermediary or Pledge Collateral Agent shall be indemnified to its satisfaction as provided herein. Subject to the terms below, Securities Intermediary and Pledge Collateral Agent shall be entitled, in the absence of bad faith, to rely upon any Written Instructions actually received by Securities

Intermediary or Pledge Collateral Agent, respectively, and reasonably believed by it to have been duly authorized and delivered by Secured Party.
     (b) In each case that Securities Intermediary or Pledge Collateral Agent may or is required hereunder to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, to release or sell Indemnification Collateral or Pledge Collateral or otherwise to act hereunder, the Securities Intermediary or Pledge Collateral Agent may seek direction from Secured Party. Securities Intermediary or Pledge Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from Secured Party. Unless direction is otherwise expressly provided herein, if Securities Intermediary or Pledge Collateral Agent shall request direction from Secured Party with respect to any action, Securities Intermediary or Pledge Collateral Agent shall be entitled to refrain from such action unless and until such agent shall have received direction from Securities Intermediary or Pledge Collateral Agent, and the agent shall not incur liability to any Person by reason of so refraining.
     (c) If Securities Intermediary or Pledge Collateral Agent receives Written Instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party understands and agrees that neither Securities Intermediary nor Pledge Collateral Agent can determine the identity of the actual sender of such Written Instructions and that Securities Intermediary or Pledge Collateral Agent, as the case may be, shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Secured Party shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and Pledge Collateral Agent and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.
     (d) Secured Party acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and Pledge Collateral Agent and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it. Secured Party agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
     SECTION 5.9 Certain Rights.
     (a) Whenever in the administration of the provisions of this Agreement Securities Intermediary and Pledge Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of Securities Intermediary and Pledge Collateral Agent, be deemed to be conclusively proved and established by a certificate signed by one of the

Secured Party’s officers, and delivered to Securities Intermediary and Pledge Collateral Agent and such certificate, in the absence of gross negligence or bad faith on the part of the Securities Intermediary and Pledge Collateral Agent, shall be full warrant to the Securities Intermediary and Pledge Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.
     (b) The Securities Intermediary and Pledge Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document, may conclusively rely and shall be fully protected in acting or refraining from acting thereon if believed to be genuine and to have been signed or presented by the proper party or parties and may conclusively rely on the truth of the statements and the correctness of the opinions expressed therein.
     (c) Neither Securities Intermediary nor Pledge Collateral Agent shall have any responsibility, other than complying with the express terms and provisions of this Agreement, for perfecting or maintaining the perfection of any security interest granted to it or to the Secured Party hereunder or for filing or re-filing any financing statement or continuation statement in any public office at any time or times.
     (d) In the event funds or securities transfer instructions, investment instructions or instructions to sell or liquidate investments are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, Securities Intermediary and Pledge Collateral Agent are authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule I hereto, and Securities Intermediary and Pledge Collateral Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Securities Intermediary and Pledge Collateral Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.
     (e) The Securities Intermediary shall have no obligation to invest and reinvest any cash held in the Indemnification Collateral Account in the absence of a written investment direction from Pledgor specifying the investment to be made and certifying that such investment constitutes a Permitted Investment. Any investment will be made by the Securities Intermediary as soon as practicable after receipt of a written direction therefor. In no event shall the Securities Intermediary be liable for the selection of investments or for investment losses incurred thereon. The Securities Intermediary shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Pledgor to provide to the Securities Intermediary timely written investment direction. Any written investment direction or written direction to sell or liquidate investments shall be in the form of Written Instructions and any sale or liquidation of Permitted Investments shall be made in accordance with the Investment Guidelines.

     SECTION 5.10 Indemnification Collateral Account Disclosure. Securities Intermediary and Pledge Collateral Agent are authorized to supply any information regarding the Indemnification Collateral Account or the Pledge Collateral Accounts which is required by any law or governmental regulation now or hereafter in effect.
     SECTION 5.11 Force Majeure. Neither Securities Intermediary nor Pledge Collateral Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.
     SECTION 5.12 No Implied Duties. Neither Securities Intermediary nor Pledge Collateral Agent shall have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary or Pledge Collateral Agent in connection with this Agreement. No provision of this Agreement shall require the Securities Intermediary or Pledge Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
ARTICLE VI
Miscellaneous
     SECTION 6.1 Resignation or Removal of Securities Intermediary and Pledge Collateral Agent. Subject to the appointment and acceptance of a successor Pledge Collateral Agent or Securities Intermediary as provided below:
     (i) Pledge Collateral Agent and Securities Intermediary may resign at any time by giving notice thereof to Secured Party; provided, that Pledge Collateral Agent may resign only if it also resigns as Collateral Agent under and in accordance with the Pledge Agreement; and
     (ii) Pledge Collateral Agent and Securities Intermediary may be removed at any time by Secured Party; provided, that any such removal of the Pledge Collateral Agent is also effected in connection with the removal of the Collateral Agent under and in accordance with the Pledge Agreement.
Secured Party shall promptly notify Pledgor of any resignation or removal of Pledge Collateral Agent or Securities Intermediary pursuant to this Section 6.1. Upon any such resignation or removal, Secured Party shall have the right to appoint a successor Pledge Collateral Agent or Securities Intermediary, as the case may be, provided, such appointment of the Pledge Collateral Agent also complies with the Pledge Agreement. If no successor Pledge Collateral Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Pledge Collateral Agent’s or Securities Intermediary’s giving of notice of resignation or Secured Party’s giving notice of such removal, then the retiring or removed Pledge Collateral Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of Secured Party, for the appointment of a successor Pledge Collateral Agent or Securities Intermediary. Pledge Collateral Agent and Securities Intermediary shall each be a bank, trust company or national banking association with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Pledge Collateral Agent or Securities Intermediary hereunder by a successor Pledge Collateral Agent or Securities Intermediary, as the case may be, such successor Pledge Collateral Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Pledge Collateral Agent or Securities Intermediary, as the case may be, and the retiring Pledge Collateral Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Indemnification Collateral or the Pledge Collateral) to such successor. The retiring Pledge Collateral Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Pledge Collateral Agent or Securities Intermediary hereunder. After any retiring Pledge Collateral Agent’s or Securities Intermediary’s resignation hereunder as Pledge Collateral Agent or Securities Intermediary, the provisions of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Pledge Collateral Agent or Securities Intermediary. Any resignation or removal of Pledge Collateral Agent or Securities Intermediary hereunder, at a time when such person is acting as Pledge Collateral Agent or Securities Intermediary, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of Pledge Collateral Agent and Securities Intermediary.
     SECTION 6.2 Termination. This Agreement shall terminate upon (a) the receipt by Security Intermediary and Pledge Collateral Agent of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in either the Indemnification Collateral or the Pledge Collateral, the subsequent transfer of the Indemnification Collateral from the Indemnification Collateral Account pursuant to Section 4.2 and the corresponding transfers of the Pledge Collateral under the Pledge Agreement, or (b) the transfer of all of the Indemnification Collateral and Pledge Collateral to Secured Party pursuant to an entitlement order delivered to Securities Intermediary and an instruction delivered to Pledge Collateral Agent. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.
     SECTION 6.3 Certificates of Authorized Persons. Secured Party and Pledgor agree to furnish to Securities Intermediary and Pledge Collateral Agent a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Securities Intermediary and Pledge Collateral Agent shall be fully protected in acting upon Written Instructions of such present Authorized Persons.
     SECTION 6.4 Notices.

     (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., with a copy to Deutsche Bank National Trust Company Trust & Securities Services, 100 Plaza One, 6th Floor, MS: JCY03-0699, Jersey City, NJ 07311-3901, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., or at such other place as Securities Intermediary may from time to time designate in writing.
     (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledge Collateral Agent, shall be sufficiently given if addressed to Pledge Collateral Agent and received by it at its offices at Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., with a copy to Deutsche Bank National Trust Company Trust & Securities Services, 100 Plaza One, 6th Floor, MS: JCY03-0699, Jersey City, NJ 07311-3901, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., or at such other place as Pledge Collateral Agent may from time to time designate in writing.
     (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036; Attention: General Counsel; Facsimile: (212) 578-4992, or at such other place as Secured Party may from time to time designate in writing.
     (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at ALICO Holdings LLC, c/o American International Group, Inc., 70 Pine Street, New York, NY 10270; Attention: General Counsel; Facsimile: (212) 425-2175, or at such other place as Pledgor may from time to time designate in writing.
     (e) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Stock Purchase Contract Agent shall be sufficiently given if addressed to Stock Purchase Contract Agent and received by it at its offices at Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., with a copy to Deutsche Bank National Trust Company Trust & Securities Services, 100 Plaza One, 6th Floor, MS: JCY03-0699, Jersey City, NJ 07311-3901, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., or at such other place as Stock Purchase Contract Agent may from time to time designate in writing.
Any such notice or other instrument in writing may be delivered by first class mail, personal delivery or telecopy.
     SECTION 6.5 Cumulative Rights; No Waiver. Each and every right granted to Secured Party, Pledgor, Securities Intermediary or Pledge Collateral Agent hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Secured Party, Pledgor, Securities Intermediary or Pledge Collateral Agent to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Secured Party, Pledgor, Securities Intermediary or Pledge Collateral Agent of any right preclude any other future exercise thereof or the exercise of any other right.
     SECTION 6.6 Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be waived, amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that, except pursuant to Section 3.7 or Section 6.1, this Agreement shall not be assignable by any party without the written consent of the other parties and any purported assignment in violation of this provision shall be null and void.
     SECTION 6.7 Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Indemnification Collateral Account shall be governed by and construed in accordance with the local law of the State of New York. The State of New York shall be deemed to be the jurisdiction of Securities Intermediary in its capacity as securities intermediary for the Indemnification Collateral Account and hereunder and in its capacity as bank with respect to the Deposit Account, any other deposit account comprising part of the Indemnification Collateral Account governed by this Agreement and hereunder. Secured Party, Pledgor, Pledge Collateral Agent, Securities Intermediary and Stock Purchase Contract Agent hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Secured Party, Pledgor, Securities Intermediary, Pledge Collateral Agent or Stock Purchase Contract Agent may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, they each irrevocably agree not to claim, and hereby waives, such immunity. Secured Party, Pledgor, Securities Intermediary, Pledge Collateral Agent and Stock Purchase Contract Agent each hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.
     SECTION 6.8 No Third Party Beneficiaries. In performing hereunder, Securities Intermediary and Pledge Collateral Agent are acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary or Pledge Collateral Agent and any other person.
     SECTION 6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
     SECTION 6.10 USA PATRIOT ACT. Pledgor and Secured Party hereby acknowledge that Securities Intermediary and Pledge Collateral Agent are subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary and Pledge Collateral

Agent must obtain, verify and record information that allows Securities Intermediary or Pledge Collateral Agent, as the case may be, to identify each of Pledgor and Secured Party. Accordingly, prior to opening the Indemnification Collateral Account hereunder and the Collateral Accounts under the Pledge Agreement Securities Intermediary and Pledge Collateral Agent will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor’s and/or Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor’s and Secured Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Pledgor and Secured Party agree that Securities Intermediary and Pledge Collateral Agent cannot open the Indemnification Collateral Account hereunder or the Collateral Accounts under the Pledge Agreement unless and until Securities Intermediary and Pledge Collateral Agent verify Pledgor’s and/or Secured Party’s identity in accordance with its CIP.
     SECTION 6.11 Agreement of Stock Purchase Contract Agent. Stock Purchase Contract Agent agrees that, to the extent that Pledgor must take actions or give instructions pursuant to this Agreement that must be taken or given by Stock Purchase Contract Agent under the Pledge Agreement, Stock Purchase Contract Agent shall take those actions or give those instructions when, if and in the manner requested by Pledgor. In taking any such actions or giving any such instructions, Stock Purchase Contract Agent shall incur no liability to any other party to this Agreement for taking such actions or giving such instructions in the manner instructed by Pledgor. In connection with its execution and performance hereunder the Stock Purchase Contract Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Stock Purchase Contract Agreement.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

MetLife, Inc. as Secured Party
By:	/s/ Steven J. Goulart
Name:	Steven J. Goulart
Title:	Senior Vice President and Treasurer

ALICO Holdings LLC, as Pledgor
By:	/s/ Brian T. Schreibet
Name:	Brian T. Schreibet
Title:	Manager

Deutsche Bank Trust Company Americas, as Securities Intermediary and Pledge Collateral Agent
By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Jennifer Davis
Name:	Jennifer Davis
Title:	Assistant Vice President

Amended and Restated Indemnification Collateral Account, Security
and Control Agreement

For the limited purpose set forth in Section 6.11: Deutsche Bank Trust Company Americas, as Stock Purchase Contract Agent
By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Jennifer Davis
Name:	Jennifer Davis
Title:	Assistant Vice President

For the limited purposes set forth in Section 5.1(c) and Section 5.7 American International Group, Inc.
By:	/s/ Brian T. Schreiber
Name:	Brian T. Schreiber
Title:	Executive Vice President-Treasury and Capital Markets

Amended and Restated Indemnification Collateral Account, Security
and Control Agreement

SCHEDULE I
Contact Persons for Confirmation

Name	Phone Number
Don Anderson	(973) 355-4783 (Office);
(973) 886-4040 (Cell)
Morita Fullwood	(212) 578-8851

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SCHEDULE II
Investment Guidelines
ALM Investment Guidelines

Portfolio Objective	The Portfolio’s Objective is Safety of Principal.

Investible Assets	Treasury Bills (1- and 3-month) and Treasury Money Market Funds

Asset Distribution

		Maximum
	Neutral	Allowable
	Point	Holdings
Fixed Income
US Treasury Bills/Money Market Funds *	100.0%	100%
US Treasuries / Agencies	0.0%	0%
Residential MBS	0.0%	0%
Commercial MBS	0.0%	0%
ABS	0.0%	0%
Corporates
NAIC 1	0.0%	0%
NAIC 2	0.0%	0%
Total Fixed Income	100.0%

*	Not to exceed 10% of any one Treasury Money Market Fund
     Upon receipt of a Written Instruction from Secured Party to sell or liquidate any Permitted Investments at least five (5) Business Days prior to the proposed date of withdrawal from the Indemnification Collateral Account, Securities Intermediary will sell or liquidate sufficient Permitted Investments in the Indemnification Collateral Account in order to provide for a sufficient amount of cash in the Indemnification Collateral Account so as to permit the withdrawal.

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